UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2016

AUDIOEYE, INC.

DELAWARE	333-177463	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2016 (the “Initial Closing Date”), AudioEye, Inc. (the “Company”) entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the issuance and sale of up to 7,142,857 shares of common stock of the Company (the “Common Stock”) and warrants (the “Warrants”) to purchase up to an aggregate of 800,000 shares of Common Stock in one or more closings within 30 days of the Initial Closing Date (the “Transaction”).

The Warrants

The Warrants are exercisable at $0.25 per share and expire on the fifth anniversary of the date of issuance. The Warrants are subject to anti-dilution protection, subject to certain customary exceptions.

Registration Rights

If the Company proposes to register any of its Common Stock under the Securities Act of 1933, as amended, in connection with the public offering of such securities for cash within the twelve (12) month period immediately following the Initial Closing Date, the Company shall use commercially reasonable efforts to (i) provide notice of such registration to each Investor and (ii) upon written request of any such Investor within ten (10) days after such notice is given by the Company, include the shares issuable upon exercise of the Warrants then beneficially held by such Investor in such registration.

Item 8.01	Other Events

On December 22, 2016, the Company issued a press release with respect to the Transaction.

Item 9.01	Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

4.2	Common Stock and Warrant Purchase Agreement

99.1	Press Release dated December 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2016		AUDIOEYE, INC.

	By:	/s/ Todd Bankofier
Todd Bankofier, Chief Executive Officer

INDEX TO EXHIBITS

Exhibits	Description
4.1	Form of Warrant
4.2	Common Stock and Warrant Purchase Agreement
99.1	Press Release dated December 22, 2016